Exhibit 99.1

MedQuist Announces Engagement of Bear, Stearns & Co. Inc. to Provide Advice on Strategic Alternatives

MT. LAUREL, N.J.—(BUSINESS WIRE)—July 11, 2007—MedQuist Inc. (Pink Sheets: MEDQ.PK) announces that, at the direction of the Company’s Board of Directors, the Company has engaged Bear, Stearns & Co. Inc. to advise the Company and the Board on strategic alternatives for the Company. There is no assurance that any transaction or change in strategic direction will occur as a result of the Company’s review of strategic alternatives.

About MedQuist:

MedQuist is the leading provider of medical transcription technology and services, which are integral to the clinical documentation workflow. MedQuist services health systems, hospitals and large group medical practices throughout the U.S., and MedQuist employs approximately 6,300 skilled medical transcriptionists (MTs), making it the largest employer of MTs in the U.S. In the clinical documentation workflow, MedQuist provides, in addition to medical transcription technology and services, digital dictation, speech recognition, electronic signature and medical coding technology and services. MedQuist is a member of the Philips Group of Companies and collaborates with Philips Medical Systems in marketing and product development to leverage Philips’ technology and professional expertise to deliver industry-leading solutions for its customers.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation that the Company’s review of strategic alternatives, even as assisted by the engagement of Bear, Stearns & Co. Inc., may not result in any transaction or change in strategic direction, and that any strategic alternative reviewed by the Company may not be attractive to shareholders and may not result in enhanced shareholder value. Actual outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements. As a result, forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Web site: http://www.medquist.com

CONTACT: For MedQuist Inc.

Feinstein Kean Healthcare
Craig Martin, 617-761-6729
craig.martin@fkhealth.com

SOURCE: MedQuist Inc.